Exhibit 99.1

COUSINS PROPERTIES INCORPORATED
Quarterly Information Package
For the Quarter Ended March 31, 2004

I.	Press Release

Press Release

Consolidated Statements of Income

Net Income and Funds From Operations Basic Reconciliation

Certain matters contained in this package are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes”, “expects”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

News Release

FOR IMMEDIATE RELEASE

CONTACT:

Tom G. Charlesworth	Mark Russell
Executive Vice President,	Vice President — Chief Financial Analyst and
Chief Financial Officer and	Director of Investor Relations
Chief Investment Officer	(770) 857-2449
(770) 857-2376	markrussell@cousinsproperties.com
tomcharlesworth@cousinsproperties.com

Web site address: www.cousinsproperties.com

COUSINS PROPERTIES REPORTS RESULTS FOR
FIRST QUARTER ENDED MARCH 31, 2004

–	Net Income Available to Common Stockholders per share decreased 61% to $0.22 for the first quarter of 2004

–	Funds From Operations Available to Common Stockholders per share decreased 43% to $0.54 for the first quarter of 2004

–	Lease termination fees decreased from $21.1 million in the first quarter of 2003 to $2.2 million in the first quarter of 2004, affecting both Net Income Available and Funds From Operations Available to Common Stockholders per share

–	90% occupancy level for total portfolio at March 31, 2004

     ATLANTA (April 26, 2004) — Cousins Properties Incorporated (NYSE:CUZ) today reported its results of operations for the first quarter ended March 31, 2004. All per share amounts are reported on a diluted basis; basic per share data is included in the financial tables accompanying this release.

     Net Income Available to Common Stockholders (“Net Income Available”) per share decreased 61% to $0.22 for the first quarter of 2004 from $0.57 per share for the first quarter of 2003. Net Income Available decreased 61% to $10.8 million for the first quarter of 2004 from $27.6 million for the first quarter of 2003. Funds From Operations Available to Common Stockholders (“FFO”) per share decreased 43% to $0.54 for the first quarter of 2004 from $0.95 per share for the first quarter of 2003. FFO decreased 42% to $27.0 million for the first quarter of 2004 from $46.5 million for the first quarter of 2003.

     Net Income Available and FFO decreased in the first quarter of 2004 primarily due to a decrease in lease termination fees and a decrease in rental property revenues less rental property operating expenses from property sales that occurred in 2003, partially offset by an increase in net profits from residential lot and tract sales. Lease termination fees totaled $2.2 million in the first quarter of 2004 compared to $21.1 million in the first quarter of 2003, $20 million of which was received from Cable & Wireless with respect to the termination of its lease at the 55 Second Street office building. Rental property revenues

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2500 Windy Ridge Parkway • Suite 1600 • Atlanta, Georgia 30339-5683 • 770/955-2200 • FAX 770/857-2360

CUZ Reports First Quarter Results

April 26, 2004

less rental property operating expenses for the sold properties totaled $5.3 million in the first quarter of 2003. Net profits from residential lot and tract sales increased $4.8 million to $6.0 million in the first quarter of 2004.

     At March 31, 2004, the Company’s portfolio of operational office and medical office buildings was 90% leased and its operational retail centers were 91% leased, resulting in a 90% overall leased level. The Company’s most recently constructed office building, the 33-story, 525,000-square-foot Frost Bank Tower in Austin, Texas, opened in January 2004 at 58% leased. As of March 31, 2004, the building was 61% leased. Major tenants include Frost National Bank; Graves, Daugherty, Hearon & Moody; Jenkens & Gilchrist; and Morgan Stanley. Other activity within the Company’s office operating portfolio during the first quarter of 2004 included the acquisition of Galleria 75, a two-story, 114,000-square-foot office building in suburban Atlanta, for $11.4 million. As of March 31, 2004, this property was 79% leased. The Company also invested $8.0 million in the form of a loan secured by three office buildings in south Florida, which is expected to yield 14% over the term of the loan with additional interest due upon maturity.

     In the first quarter of 2004, the Company acquired 29 acres of land in Richmond, Virginia and commenced construction of Hanover Square South, a 195,000-square-foot retail center scheduled to open in March 2005. Concurrent with the acquisition, the Company sold 10 acres to Target for construction of a 124,000-square-foot retail store. The remaining 71,000 square feet will be owned by the Company and include PetsMart and approximately 15 other retailers. As of March 31, 2004, the 71,000-square-foot center was 27% leased and 38% committed. The Company is evaluating options for developing additional acreage included in the land acquisition which could include five to six outparcels or additional retail.

     At the Company’s North Point Westside mixed-use project in Alpharetta, Georgia, the Company sold 11 acres in the first quarter of 2004 for $2.9 million. The Company also commenced construction on a 51,000-square-foot office building within the mixed-use project that is fully leased to Inhibitex, an Alpharetta-based biopharmaceutical firm. Construction is expected to be completed in early 2005. Approximately 159 acres of the original 216-acre project remain to be sold or developed.

     Net profits from residential lot sales, including the Company’s share of residential lot sales in unconsolidated joint ventures, totaled $3.1 million for the first quarter of 2004 on the sale of 188 lots. As of March 31, 2004, the Company and its joint ventures had 15 residential projects under development representing approximately 11,922 lots for future sale over the projects’ remaining lives. The Company’s weighted average ownership of these projects was 41%. The Company expects these projects to be completed within one to nine years. In addition to residential lots, seven of these residential projects include additional tracts of land, totaling approximately 1,700 acres, that will be sold to third parties for residential, multi-family or commercial development. The Company’s weighted average ownership of these tracts was 50%.

     In the first quarter of 2004, the Company executed a contract for the sale of two office buildings in Washington, D.C., 333 John Carlyle and 1900 Duke Street, for $80 million. The sale of these two buildings, comprising 153,000 and 97,000 square feet, respectively, is expected to close in the second quarter of 2004. The Company will continue managing both buildings. Also in the first quarter of 2004,

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CUZ Reports First Quarter Results

April 26, 2004

the ground lessor at Northside/Alpharetta I and II, two medical office buildings in suburban Atlanta, comprising 103,000 and 198,000 square feet, respectively, exercised their right of first offer to acquire both buildings. This transaction is expected to occur in 2004.

     Tom Bell, president and CEO of Cousins, said, “If the first quarter is any indication, this should be an eventful year for Cousins. We have two retail projects under construction, one in Florida and one in Virginia. On the office side, we’ve had some great leasing activity this year, signing Morgan Stanley at Frost Bank Tower and expanding our relationship with GE Energy with a new lease at Wildwood Plaza that was finalized in April. We have begun development of a new headquarters and research building for Inhibitex, and we were also able to take advantage of the favorable sales environment for quality office properties, reaching an agreement to sell two of our suburban Washington, D.C. office buildings for more than $300 per square foot.”

     “If this rare pricing environment holds, there’s a good possibility that we will reach agreements to sell several other office assets this year capturing the value we have created in those developments. We are currently marketing several office properties for sale and evaluating the potential sale of others,” Bell added. “Following an impressive performance in 2003, our Land Division had a strong first quarter for lot and tract sales and continues to be a stalwart performer. Finally, we have recently announced the formation of a joint venture in the industrial sector with Ray Weeks, one of the preeminent industrial developers of our time. Cousins/Weeks will be led by industry veteran Forrest Robinson. Diversification has always been a core principle for Cousins, and we are fortunate to have men of the caliber of Ray and Forrest on our team.”

     The Consolidated Statements of Income and a schedule entitled Net Income and Funds From Operations Basic Reconciliation, which reconciles Net Income Available to FFO, are attached to this press release. More detailed information on the first quarter Net Income Available and FFO results is included in the “Net Income and Funds From Operations-Supplemental Detail” schedule which is included along with other supplemental information in the Company’s Current Report on Form 8-K, which the Company is furnishing to the Securities and Exchange Commission (“SEC”), and which can be viewed through the “Quarterly Disclosures” and “SEC Filings” links on the Investor Relations page of the Company’s Web site at www.cousinsproperties.com. This information may also be obtained by calling the Company’s Investor Relations Department at (770) 857-2449.

     The Company will conduct a conference call at 11:00 a.m. (Eastern time) on April 27, 2004, to discuss the results of the quarter ended March 31, 2004. The number to call for this interactive teleconference is (719) 457-2646. A replay of the conference call will be available for 14 days by dialing (719) 457-0820 and entering the pass code, 420139. The Company will also provide an online Web simulcast and rebroadcast of its first quarter 2004 earnings release conference call. The live broadcast will be available through the “Q1 2004 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page of the Company’s Web site, at www.streetevents.com and at www.fulldisclosure.com. The rebroadcast will be available on the Investor Relations page of the Company’s Web site for 30 days.

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CUZ Reports First Quarter Results

April 26, 2004

     Cousins Properties Incorporated, headquartered in Atlanta, has extensive experience in the real estate industry including the development, acquisition, financing, management and leasing of properties. The property types that Cousins actively invests in include office, retail, medical office, industrial and land development projects. The Company’s portfolio consists of interests in 14.1 million square feet of office and medical office space, 2.6 million square feet of retail space, over 1,980 acres of strategically located land tracts for sale or future development, and significant land holdings for development of single family residential communities. Cousins also provides leasing and management services to third-party investors; its client-services portfolio comprises 6.3 million square feet of office space. Cousins is a fully integrated equity real estate investment trust (REIT) that has been public since 1962 and trades on the New York Stock Exchange under the symbol “CUZ.” For more information on the Company, please visit Cousins’ Web site at www.cousinsproperties.com.

     Certain matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, general and local economic conditions, local real estate conditions, the activity of others developing competitive projects, the cyclical nature of the real estate industry, the financial condition of existing tenants, interest rates, the Company’s ability to obtain favorable financing or zoning, environmental matters, the effects of terrorism, the failure of assets under contract for sale to ultimately close and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Current Report on Form 8-K filed on December 10, 2003. The words “believes”, “expects”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements. Although the Company believes that its plans, intentions and expectations reflected in any forward-looking statement are reasonable, the Company can give no assurance that these plans, intentions or expectations will be achieved. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE QUARTERS ENDED MARCH 31, 2004 AND 2003
(Unaudited, in thousands, except per share amounts)

	Quarters Ended
	March 31,
	2004	2003
REVENUES:
Rental property revenues	$35,105	$52,337
Development income	512	764
Management fees	2,074	2,105
Leasing and other fees	643	1,111
Residential lot and outparcel sales	3,888	3,928
Interest and other	448	1,055

	42,670	61,300

INCOME FROM UNCONSOLIDATED JOINT VENTURES	9,056	6,497

COSTS AND EXPENSES:
Rental property operating expenses	11,003	9,690
General and administrative expenses	7,983	7,214
Depreciation and amortization	12,378	14,186
Residential lot and outparcel cost of sales	2,490	3,231
Interest expense	6,547	9,064
Property taxes on undeveloped land	154	185
Other	636	905

	41,191	44,475

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	10,535	23,322
PROVISION FOR INCOME TAXES FROM OPERATIONS	836	249

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF INVESTMENT PROPERTIES	9,699	23,073
GAIN ON SALE OF INVESTMENT PROPERTIES, NET OF APPLICABLE INCOME TAX PROVISION	2,066	1,003

INCOME FROM CONTINUING OPERATIONS	11,765	24,076
DISCONTINUED OPERATIONS, NET OF APPLICABLE INCOME TAX PROVISION:
Income from discontinued operations	367	3,518
Gain on sale of investment properties	648	—

	1,015	3,518

NET INCOME	12,780	27,594
PREFERRED DIVIDENDS	1,938	—

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$10,842	$27,594

BASIC PER SHARE INFORMATION:
Income from continuing operations	$0.20	$0.50
Income from discontinued operations	0.02	0.07

Basic net income available to common stockholders	$0.22	$0.57

DILUTED PER SHARE INFORMATION:
Income from continuing operations	$0.20	$0.50
Income from discontinued operations	0.02	0.07

Diluted net income available to common stockholders	$0.22	$0.57

BASIC WEIGHTED AVERAGE SHARES	48,637	48,135

DILUTED WEIGHTED AVERAGE SHARES	50,421	48,780

COUSINS PROPERTIES INCORPORATED AND CONSOLIDATED ENTITIES
NET INCOME AND FUNDS FROM OPERATIONS BASIC RECONCILIATION
FOR THE QUARTERS ENDED MARCH 31, 2004 AND 2003
(UNAUDITED)
(In thousands, except per share amounts)

	Quarters Ended
	March 31,
	2004	2003
Net Income Available to Common Stockholders	$10,842	$27,594
Depreciation and amortization:
Consolidated properties	12,378	14,186
Discontinued properties	432	1,890
Share of unconsolidated joint ventures	4,735	4,440
Depreciation of furniture, fixtures and equipment and amortization of specifically identifiable intangible assets:
Consolidated properties	(635)	(571)
Share of unconsolidated joint ventures	(10)	(8)
Gain on sale of investment properties, net of applicable income tax provision	(2,714)	(1,003)
Gain on sale of undepreciated investment properties	1,967	—

Funds From Operations Available to Common Stockholders	$26,995	$46,528

Per Common Share — Basic:
Net Income Available	$.22	$.57

Funds From Operations	$.56	$.97

Weighted Average Shares	48,637	48,135

Per Common Share — Diluted:
Net Income Available	$.22	$.57

Funds From Operations	$.54	$.95

Diluted Weighted Average Shares	50,421	48,780

     The table above shows Funds From Operations Available to Common Stockholders (“FFO”) and the related reconciliation to Net Income Available to Common Stockholders for Cousins Properties Incorporated and Consolidated Entities and its unconsolidated joint ventures. Effective January 1, 2003, the Company adopted the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of FFO, which is net income available to common stockholders (computed in accordance with accounting principles generally accepted in the United States (“GAAP”)), excluding extraordinary items, cumulative effect of change in accounting principle and gains or losses from sales of depreciable property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. In October 2003, NAREIT revised its prior FFO implementation guidance by stating that impairment write-downs of depreciable real estate assets should no longer be an adjustment to FFO. Accordingly, the Company’s FFO for the quarter ended March 31, 2003 has been restated to include the $551,000 impairment loss recognized in that quarter as a reduction in FFO.

     FFO is used by industry analysts and investors as a supplemental measure of an equity REIT’s operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Company management evaluates the operating performance of its reportable segments and of its divisions based on FFO. Additionally, the Company uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to its officers and employees.